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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CKE Restaurants, Inc.:

     We consent to the use of our reports incorporated herein by reference on the financial statements of Carl Karcher Enterprises, Inc. ("Enterprises"), and to the reference to our firm under the heading "Experts" in the prospectus. Our reports refer to a change in 1993 in the method of accounting for income taxes.

                                          KPMG PEAT MARWICK

Orange County, California
March 4, 1994